                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Plan and 1991 Employee Stock Plan of Genentech, Inc. of our reports dated January 20, 1999, with respect to the consolidated financial statements and schedule of Genentech, Inc. included and incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

San Jose, California
November 5, 1999

                                            /s/ ERNST & YOUNG LLP